[LETTERHEAD OF CHADBOURNE & PARKE LLP]

                                                  May 17, 2007

Ormat Technologies, Inc.

              Re: Opinion Letter - Form S-8 for Ormat Technologies, Inc.

                  ------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Ormat Technologies, Inc., a Delaware

Corporation (the "Company"), in connection with the amendment to the Company's

2004 Incentive Compensation Plan (the "Plan"), which increased the number of shares reserved for issuance pursuant to the Plan by 2,500,000.

     We are delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement")

registering under the Securities Act of 1933, as amended (the "Securities Act"),

such additional shares for issuance under the Plan.

     We have examined such documents, records and matters of law as we have deemed necessary as a basis for the opinion hereinafter expressed, including the resolutions of Board of Directors of the Company and other corporate proceedings taken by the Company in connection with the authorization of the shares of

Common Stock to be delivered from time to time pursuant to the Plan. On the basis of the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, all additional shares of Common Stock delivered in accordance with the Plan will, when so delivered, be legally issued, fully paid and nonassessable.

     We express no opinion herein as to any laws other than the Delaware General

Corporation Law (including the applicable provisions of the Delaware

Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

     This letter is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

                                             Very truly yours,

                                             /s/ Chadbourne & Parke LLP